UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   October 3, 2013

SAMSON OIL & GAS LIMITED

(Exact name of registrant as specified in its charter)

Australia	001-33578	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Level 16, AMP Building, 140 St Georges Terrace Perth, Western Australia 6000
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  +61 8 9220 9830

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 3, 2013, Samson Oil & Gas Limited (the “Company”) appointed Mr. Eugene McColley to the Company’s Board of Directors (the “Board”) effective immediately. With Mr. McColley’s appointment, the size of the Board has been increased to five members, including four independent directors. Mr. McColley is an “independent director” under NYSE MKT rules and will serve on the Company’s Compensation Committee.

Pursuant to the Company’s constitution, the Company’s shareholders will vote on whether to extend Mr. McColley’s service on the Board at their annual meeting scheduled for November 2013. Neither Mr. McColley nor any related person has a direct or indirect material interest in any existing or currently proposed transaction to which the Company is or may become a party. Mr. McColley will be compensated in accordance with the Company’s general policies for compensation of non-executive directors.

In connection with Mr. McColley’s appointment, the Board conditionally granted him, subject to the approval of the Company’s stockholders at the annual meeting, 4,000,000 options to purchase the Company’s ordinary shares, having an exercise price of A$0.039 and exercisable beginning on the date of shareholder approval until the expiration date of November 30, 2017.

A press release announcing Mr. McColley’s appointment is attached to this Form 8-K as Exhibit 99.1.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of Samson Oil & Gas Limited dated October 3, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 9, 2013

SAMSON OIL & GAS LIMITED

	By:	/s/ Robyn Lamont
Robyn Lamont
Chief Financial Officer